Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261757) on Form S-8 of our report dated April 29, 2024, with respect to the consolidated financial statements of GDEV Inc..

/s/ KPMG Certified Auditors S.A.

Athens, Greece

April 29, 2024